Exhibit 10.3
PAA NATURAL GAS STORAGE, L.P.
2010 LONG TERM INCENTIVE PLAN
     SECTION 1. Purpose of the Plan.
     The PAA Natural Gas Storage, L.P. 2010 Long Term Incentive Plan (the “Plan”) has been adopted by PNGS GP, LLC, a Delaware limited liability company (the “Company”), the general partner of PAA Natural Gas Storage, L.P., a Delaware limited partnership (the “Partnership”), and is intended to promote the interests of the Partnership and the Company by providing to employees, consultants and directors of the Company and its Affiliates incentive compensation awards for superior performance that are based on Common Units. The Plan is also contemplated to enhance the ability of the Company, the Partnership and their Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Company, the Partnership and their Affiliates and to encourage them to devote their best efforts to advancing the business of the Company, the Partnership and their Affiliates.
     SECTION 2. Definitions.
     As used in the Plan, the following terms shall have the meanings set forth below:
     “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
     “Award” means an Option, Restricted Unit, Phantom Unit, Unit Appreciation Right, or Unit Award granted under the Plan, and may include any tandem DERs granted with respect to a specific Option, Unit Appreciation Right or Phantom Unit.
     “Award Agreement” means the written or electronic agreement by which an Award shall be evidenced, and which may describe any terms, conditions, criteria, restrictions or other elements of such Award as determined by the Committee in its discretion.
     “Board” means the Board of Directors of the Company.
     “Code” means the Internal Revenue Code of 1986, as amended.
          “Committee” means the entity appointed to administer the Plan, which may be the Board, the Compensation Committee of the Board, or such other committee as may be appointed by the Board.
     “Common Unit” means a Common Unit (as defined in the Partnership Agreement).
          “Consultant” means an individual who renders consulting services to the Company, the Partnership or an Affiliate of either.
     “DER” means a contingent right, granted in tandem with a specific Option, Unit Appreciation Right or Phantom Unit, to receive with respect to each Common Unit covered by the Award, an amount in cash, Common Units and/or Phantom Units, as determined by the Committee in its sole discretion, equal in value to the distributions made by the Partnership with respect to a Common Unit during the period such Award is outstanding.
          “Director” means a member of the Board who is not an Employee or a Consultant (other than in that individual’s capacity as a Director).
     “Employee” means any employee of the Company or an Affiliate of the Company.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Fair Market Value” means the closing sales price of a Common Unit on the date preceding the applicable date (or if there is no trading in the Common Units on such date, on the next preceding date on which there was trading) or (other than with respect to establishing the exercise price of an Option or Unit Appreciation Right) as defined in an Award Agreement. In the event Common Units are not publicly traded at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.
     “Option” means an option to purchase Common Units granted under the Plan.
     “Participant” means any Employee, Consultant or Director granted an Award under the Plan.
     “Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of PAA Natural Gas Storage, L.P., as it may be amended or amended and restated from time to time.
     “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.
     “Phantom Unit” means a phantom (notional) Common Unit granted under the Plan that entitles the Participant to receive, at the time of settlement, a Common Unit or an amount of cash equal to the Fair Market Value of a Common Unit, as determined by the Committee in its discretion.
     “Restricted Period” means the period established by the Committee with respect to an Award during which the Award or Common Unit may remain subject to restrictions established by the Committee, including without limitation a period during which such Award or Common Unit is subject to forfeiture or restrictions on transfer, or is not yet exercisable by or payable to the Participant, as the case may be. As the context requires the word “vest” and its derivatives refers to the lapse of some or all, as the case may be, of the restrictions imposed during such Restricted Period.
     “Restricted Unit” means a Common Unit delivered under the Plan that is subject to a Restricted Period.
     “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.
     “SEC” means the Securities and Exchange Commission, or any successor thereto.
     “UDR” means a distribution made by the Partnership with respect to a Restricted Unit.
     “Unit Appreciation Right” means an Award that, upon exercise, entitles the holder to receive the excess of the Fair Market Value of a Common Unit on the exercise date over the exercise price established for such Unit Appreciation Right. Such excess may be paid in cash and/or in Common Units as determined by the Committee in its discretion.
     “Unit Award” means a grant of a Common Unit that is not subject to a Restricted Period.
     SECTION 3. Administration.
     The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the following and applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer of the Company, subject to such limitations on such delegated powers and duties as the Committee may impose, if any. Upon any such delegation all references in the Plan to the “Committee”, other than in Section 7, shall be deemed to include the Chief Executive Officer; provided, however, that such delegation shall not limit the Chief Executive

Officer’s right to receive Awards under the Plan. Notwithstanding the foregoing, the Chief Executive Officer may not grant Awards to, or take any action with respect to any Award previously granted to, a person who is an officer subject to Rule 16b-3 or who is a Director. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Common Units to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be vested, settled (including settlement in cash), exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (viii) delegate its duties under the Plan to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties where such delegation would violate state corporate law, or with respect to making Awards to, or otherwise with respect to Awards granted to, Employees, Consultants or Directors who are subject to section 16(b) of the Exchange Act, and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any Affiliate, any Participant, and any beneficiary of any Award.
     SECTION 4. Units.
     (a) Limits on Units Deliverable. Subject to adjustment as provided in Section 4(c), the number of Common Units that may be actually delivered with respect to Awards under the Plan is 3,000,000. If any Award is forfeited, cancelled, exercised, paid or otherwise terminates or expires without the actual delivery of Common Units pursuant to such Award, including any Award under which Common Units are withheld to cover the exercise price or tax withholding obligations with respect to an Award, the Common Units subject to such Award shall be available to satisfy future Awards under the Plan; provided, however, the issuance of a Restricted Unit will be an “actual delivery” for purposes of the preceding; thus, any Restricted Unit used to cover an exercise price or tax withholding obligation shall not become available to satisfy future Awards under the Plan. There shall not be any limitation on the number of Awards that may be granted and paid in cash.
     (b) Sources of Units Deliverable Under Awards. Any Common Units delivered pursuant to an Award shall consist, in whole or in part, of Common Units acquired in the open market, from any Affiliate, the Partnership or any other Person, or any combination of the foregoing, as determined by the Committee in its discretion.
     (c) Adjustments. In the event that the Committee determines that any distribution (whether in the form of cash, Common Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, change of control, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Units or other securities of the Partnership, issuance of warrants or other rights to purchase Common Units or other securities of the Partnership, or other similar transaction or event affects the Common Units such that an adjustment is determined by the Committee to constitute an “equity restructuring” event that could result in an additional compensation expense to the Company or the Partnership pursuant to the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 if adjustments to Awards with respect to such event were discretionary, or to otherwise be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, as necessary to equitably reflect such restructuring event in accordance with Topic 718, if applicable, or otherwise in such manner as it may deem equitable, adjust any or all of (i) the number and type of Common Units (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Common Units (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Common Units subject to any Award shall always be a whole number.
     SECTION 5. Eligibility.

     Any Employee, Consultant or Director shall be eligible to be designated a Participant and receive an Award under the Plan.
     SECTION 6. Awards.
     (a) Options. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Options shall be granted, the number of Common Units to be covered by each Option, whether DERs are granted with respect to such Option, the exercise price therefor, the Restricted Period, if any, and the other conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.
     (i) Exercise Price. The exercise price per Common Unit purchasable under an Option shall be determined by the Committee at the time the Option is granted but may not be less than the Fair Market Value of a Common Unit as of the date of grant of the Option.
     (ii) Time and Method of Exercise. The Committee shall determine the exercise terms and the Restricted Period (i.e., the time or times at which an Option may be exercised in whole or in part, including, without limitation, any provision for accelerated vesting upon the achievement of specified performance goals or other events) and the method or methods by which payment of the exercise price with respect to an Option may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, withholding Common Units from the Award, a “cashless-broker” exercise through procedures approved by the Company, other securities or other property, a note (in a form acceptable to the Company), or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price.
     (iii) Forfeitures. Except as otherwise provided in the terms of the Option Award Agreement, upon termination of a Participant’s employment with or consulting services to the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all unvested Options shall be forfeited by the Participant. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Options.
     (iv) Option DERs. To the extent provided by the Committee, in its discretion, an Option Award Agreement may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Option Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion.
     (b) Restricted Units and Phantom Units. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units or Phantom Units shall be granted, the number of Restricted Units or Phantom Units to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Units or Phantom Units may become vested or forfeited, and such other terms and conditions as the Committee may establish with respect to such Awards, including whether DERs are granted with respect to the Phantom Units.
     (i) DERs. To the extent provided by the Committee, in its discretion, a Phantom Units Award Agreement may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee), be “reinvested” in Restricted Units or additional Phantom Units and be subject to the same or different vesting restrictions as the tandem Phantom Unit Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Absent a contrary provision in the Award Agreement, upon a distribution with respect to a Common Unit, DERs equal in value to such distribution shall be paid promptly to the Participant in cash without vesting restrictions.
     (ii) UDRs. To the extent provided by the Committee, in its discretion, a Restricted Units Award Agreement may provide that distributions made by the Partnership with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, without interest, until the Restricted Unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be. In addition, the Committee may provide that such distributions be used to acquire additional Restricted Units for the Participant. Such additional Restricted Units may be subject to such vesting and other terms as the Committee may prescribe. Absent such a restriction on the UDRs in the Award Agreement, UDRs shall be paid promptly to the holder of the Restricted Unit without restriction.
     (iii) Forfeitures. Except as otherwise provided in the terms of the applicable Restricted Units or Phantom Units Award Agreement, upon termination of a Participant’s employment with or consulting services to the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding, unvested Restricted Units and Phantom Units awarded the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Restricted Units and/or Phantom Units.
     (iv) Lapse of Restrictions.
          (A) Phantom Units. Upon or as soon as reasonably practical following the vesting of each Phantom Unit, subject to the provisions of Section 8(b), the Participant shall be entitled to settlement of such Phantom Unit and shall receive from the Company either one Common Unit or an amount in cash equal to the Fair Market Value of a Common Unit, as determined by the Committee in its discretion.
          (B) Restricted Units. Upon or as soon as reasonably practical following the vesting of each Restricted Unit, subject to the provisions of Section 8(b), the Participant shall be entitled to have the relevant restrictions removed from his or her Award so that the Participant then holds an unrestricted Common Unit certificate.
     (c) Unit Awards. Unit Awards may be granted under the Plan to such Employees, Consultants and/or Directors and in such amounts as the Committee, in its discretion, may select.
     (d) Unit Appreciation Rights. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Unit Appreciation Rights shall be granted, the number of Common Units to be covered by each Unit Appreciation Right Award Agreement, whether DERs are granted with respect to such Unit Appreciation Right, the exercise price therefor, the Restricted Period, if any, and the other conditions and limitations applicable to the exercise of the Unit Appreciation Right, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.
     (i) Exercise Price. The exercise price per Unit Appreciation Right shall be determined by the Committee at the time the Unit Appreciation Right is granted but may not be less than the Fair Market Value of a Common Unit as of the date of grant of the Unit Appreciation Right.
     (ii) Time of Exercise. The Committee shall determine the exercise terms and the Restricted Period (i.e., the time or times at which a Unit Appreciation Right may be exercised in whole or in part, including, without limitation, a provision for accelerated vesting upon the achievement of specified performance goals or other events).
     (iii) Forfeitures. Except as otherwise provided in the terms of the Unit Appreciation Right Award Agreement, upon termination of a Participant’s employment with or consulting services to the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding, unvested Unit Appreciation Rights awarded the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Unit Appreciation Rights.
     (iv) Unit Appreciation Right DERs. To the extent provided by the Committee, in its discretion, a Unit Appreciation Rights Award Agreement may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Unit Appreciation Rights Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion.

     (e) General.
     (i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
     (ii) Limits on Transfer of Awards.
          (A) Except as provided in (C) below, each Option and Unit Appreciation Right shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.
          (B) Except as provided in (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, the Partnership or any Affiliate.
          (C) To the extent specifically provided by the Committee with respect to an Option or Unit Appreciation Right Award Agreement, an Option or Unit Appreciation Right may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.
     (iii) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.
     (iv) Issuance of Units. The Common Units or other securities of the Partnership purchased or delivered under the Plan pursuant to any Award or the exercise thereof may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including but not limited to, in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise, and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Common Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
     (v) Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee determines.
     (vi) Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any Award Agreement to the contrary, delivery of Common Units pursuant to the exercise, vesting and/or settlement of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain Common Units to deliver pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange. Unless other arrangements have been made that are acceptable to the Company, no Common Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including without limitation cash, other Awards, withholding of Common Units, cashless broker exercises with simultaneous sale, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Common Units or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid to the Company pursuant to the Plan or the applicable Award Agreement.

     (vii) Change of Control. If specifically provided in an Award Agreement, upon a change of control (as defined in the Award Agreement) the Award may automatically vest and/or be payable or become exercisable in full, as the case may be.
     (viii) Substitute Awards. Awards may be granted under the Plan in substitution for similar awards held by individuals who become employees as a result of a merger, consolidation or acquisition by the Company or an Affiliate of another entity or the assets of another entity. To the extent permitted by section 409A of the Code and the regulations thereunder, such substitute Awards may have exercise prices less than the Fair Market Value of a Common Unit on the date of such substitution.
     SECTION 7. Amendment and Termination.
Except to the extent prohibited by applicable law:
     (a) Amendments to the Plan. Except as otherwise required by the rules of the principal securities exchange on which the Common Units are traded, by the Code or by the Exchange Act, and subject to Section 7(b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Common Units available for Awards under the Plan, without the consent of any partner, Participant, other holder or beneficiary of an Award, or any other Person.
     (b) Amendments to Awards. Subject to Section 7(a), the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted (including without limitation requiring or allowing for an election to settle an Award in cash), provided no change, other than pursuant to Section 7(c), in any Award shall (i) materially reduce the rights or benefits of a Participant with respect to an Award without the consent of such Participant or (ii) cause the Plan or such Award to fail to comply with the requirements of section 409A of the Code.
     (c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized, upon the occurrence of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) of the Plan) affecting the Partnership or the financial statements of the Partnership, or of changes in applicable laws, regulations, or accounting principles, without the consent of any Participant or holder of the Award, in its sole discretion and on such terms and conditions as it deems appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or an outstanding Award, to take one or more of the following actions:
     (i) provide for either (A) the cancellation and termination of any Award in exchange for an amount of cash, other property, or securities, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights or if Participant were a unitholder as of the date of the occurrence of such event (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with or the conversion of such Award into cash or other securities, rights or other property selected by the Committee in its sole discretion;
     (ii) provide that such Award be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or be exchanged for similar options, rights or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, or cash or other property with appropriate adjustments as to the number and kind of equity interests or cash or other property and prices, provided, however, in the discretion of the Committee, the vesting schedule applicable to such Award may be retained;
     (iii) make adjustments in the number and type of Common Units (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards or in the terms and conditions of (including the exercise price), and the vesting and performance criteria included in, outstanding Awards, or both;

     (iv) provide that such Award shall be exercisable and payable, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement;
     (v) provide that such Award shall be fully vested and/or nonforfeitable; and
     (vi) provide that the Award cannot be exercised or become payable after such event (i.e., shall terminate upon such event).
     Notwithstanding the foregoing, (i) no adjustment may be made that would cause the Plan or such Award to fail to comply with the requirements of section 409A of the Code, and (ii) with respect to an above event that is an “equity restructuring” event that would be subject to compensation expense pursuant to FASB Accounting Standards Codification Topic 718, the provisions in Section 4(c) shall control to the extent they are in conflict with the discretionary provisions of this Section 7.
     SECTION 8. General Provisions.
     (a) No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.
     (b) Tax Withholding. Unless other arrangements have been made that are acceptable to the Company, the Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Common Units, other securities, Common Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant or settlement of an Award, its exercise, the lapse of restrictions thereon, or any other payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes.
     (c) No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, to continue consulting services or to remain on the Board, as applicable. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or consulting services, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or other agreement.
     (d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflict of laws principles.
     (e) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
     (f) Other Laws. The Committee may refuse to issue or transfer any Common Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Common Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Common Units are then traded, or entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.
     (g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any participating Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the

Company or any participating Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any participating Affiliate.
     (h) No Fractional Units. No fractional Common Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Common Units or whether such fractional Common Units or any rights thereto shall be canceled, terminated, or otherwise eliminated with or without consideration.
     (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
     (j) Facility Payment. Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.
     (k) Participation by Affiliates. To the extent necessary so that an Award hereunder will not constitute a “deferral of compensation” within the meaning of section 409A of the Code, any compensation paid or provided pursuant to this Plan to compensate any Employee, Consultant or Director will be paid or provided as compensation for such individual’s direct services to the Partnership.
     (l) Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.
     (m) Compliance with Section 409A. Nothing in the Plan or any Award Agreement shall operate or be construed to cause the Plan or an Award to fail to comply with the requirements of section 409A of the Code. The applicable provisions of section 409A of the Code and the regulations thereunder are hereby incorporated by reference into and shall control over any Plan or Award Agreement provision in conflict therewith or that would cause a failure of compliance thereunder, to the extent necessary to resolve such conflict or obviate such failure.
     (n) Deferrals. The Committee may, to the extent permitted by applicable law, permit Participants to defer Awards under the Plan. Any such deferrals shall be subject to such terms, conditions and procedures that the Committee may establish from time to time in its sole discretion and consistent with the advance and subsequent deferral requirements of Code section 409A.
     SECTION 9. Term of the Plan.
     The Plan shall be effective on the date immediately preceding the close of the initial public offering of Common Units and shall continue until the earliest of (i) the date terminated by the Board or the Committee, or (ii) all available Common Units under the Plan have been paid to Participants, whichever occurs first. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.